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                                                                      EXHIBIT 21


                              Polymer Group, Inc.

               Subsidiaries of Polymer Group, Inc., as of 1/29/98


Subsidiary                                  Jurisdiction of Incorporation
----------                                  -----------------------------

PGI Polymer, Inc.                                    Delaware
Chicopee Holdings, Inc.                              Delaware
Chicopee, Inc.                                       Delaware
Chicopee Holdings B.V.                               The Netherlands, Delaware*
Chicopee, B.V.                                       The Netherlands
FiberTech Group, Inc.                                Delaware
Technetics Group, Inc.                               Delaware
Fibergol Corporation                                 Delaware
Bonlam S.A. de C.V.                                  Mexico
Fabrene Group, Inc.                                  Canada
Fabrene Inc.                                         Canada
Fabrene Corp.                                        Delaware
Fabrene L.L.C.                                       Delaware
PNA Corp.                                            Delaware
FNA Polymer Corp.                                    Delaware
DT Acquisition Inc.                                  Canada
Loretex Corporation                                  New York
Dominion Textile (USA) Inc.                          Delaware
Dominion Textile Mauritius                           Mauritius
Dominion Textile France S.a.r.l.                     France
Nordlys S.A.                                         France
Nordlys UK Ltd.                                      United Kingdom
Geca Tapes B.V.                                      The Netherlands
Albuma S.A.                                          France
DomTex Industries Inc.                               New York
Poly-Bond Inc.                                       Delaware
3427790 Canada Limited                               Canada




* Pursuant to a certificate of domestication filed with the Secretary of State of Delaware on September 19, 1996, this subsidiary was incorporated in the State of Delaware under the name Chicopee Holdings (Netherlands) B.V. Corporation.